EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) of Oracle Corporation of our report dated June 14, 2004, except for the second and eighth paragraphs of Note 17, as to which the date is June 18, 2004, with respect to the consolidated financial statements and schedule of Oracle Corporation included in its Annual Report (Form 10-K) for the year ended May 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
San Francisco, California
January 27, 2005